Exhibit 10.24

June 7, 2019

TRG CUSTOMER SOLUTIONS, INC. d/b/a IBEX GLOBAL SOLUTIONS
1700 PENNSYLVANIA AVE NW STE 5
WASHINGTON, DC 20006

Attn:	Karl Gabel
Phone:	202-580-6051
Email:	Karl.Gabel@ibexglobal.com

From:	Matthew Gelles
Phone:	215-585-1434

Reference:	MX_194456
USI:	1030450478MX_194456

The purpose of this letter agreement is to confirm the terms and conditions of the Interest Rate Swap transaction (the “Transaction”) entered into between TRG CUSTOMER SOLUTIONS, INC. d/b/a IBEX GLOBAL SOLUTIONS (“COUNTERPARTY”) and PNC Bank, National Association (“PNC”) on the Trade Date specified below.

1.	The definitions and provisions contained in the 2006 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) and any addenda or revisions thereto, are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

2.	This Confirmation constitutes a “Confirmation” as referred to in, and supplements, forms part of and is subject to, that certain ISDA Master Agreement and related Schedule between COUNTERPARTY and PNC, dated as of August 15, 2016 (as amended, modified, supplemented, renewed or restated from time to time, the “ISDA Master Agreement”). All provisions contained in or incorporated by reference in the ISDA Master Agreement shall supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and the ISDA Master Agreement shall govern this Confirmation and the Transaction evidenced hereby, except as modified expressly below. In the event of any inconsistency between the provisions of the ISDA Master Agreement and this Confirmation, this Confirmation will govern for purposes of the Transaction.

3.	Each party represents to the other party that:

(a)	It is acting for its own account as principal, and it has made its own independent decisions to enter into the ISDA Master Agreement and the Transaction and as to whether the ISDA Master Agreement and the Transaction each is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary to permit it to evaluate the merits and risks of the ISDA Master Agreement and the Transaction. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the ISDA Master Agreement or the Transaction; it being understood that information and explanations related to the terms and conditions of the ISDA Master Agreement or the Transaction shall not be considered investment advice or a recommendation to enter into the ISDA Master Agreement or the Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the ISDA Master Agreement or the Transaction.

(b)	It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the ISDA Master Agreement and the Transaction. It is also capable of assuming, and assumes, the risks of the ISDA Master Agreement and the Transaction.

PNC Bank, National Association : 1030450478MX_194456

TRG CUSTOMER SOLUTIONS, INC. d/b/a IBEX GLOBAL SOLUTIONS

June 7, 2019

(c)	The other party is not acting as a fiduciary for or an adviser to it in respect of the ISDA Master Agreement or the Transaction.

(d)	It has entered into the Transaction in connection with a line of its business and for purposes of hedging and not for the purpose of speculation.

(e)	It is an “eligible contract participant”, as that term is defined in Section 1a(18) of the Commodity Exchange Act and applicable regulations there under.

4.	The terms of the Transaction to which this Confirmation relates are as follows:

Type Of Transaction:	Interest Rate Swap

Notional Amount:	USD 15,000,000.00

Trade Date:	June 7, 2019

Effective Date:	June 24, 2019

Termination Date:	June 24, 2021, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Amounts:

Fixed Rate Payer:	COUNTERPARTY

Fixed Rate Calculation Periods:	The initial Calculation Period will be from and including the Effective Date to but excluding July 24, 2019. Thereafter, from and including the twenty fourth (24th) day of each month to but excluding the twenty fourth (24th) day of the following month. With the final Calculation Period being from and including May 24, 2021, to but excluding the Termination Date. Each calculation period subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Rate Payer Payment Dates:	The initial payment will commence on July 24, 2019, and thereafter on the twenty fourth (24th) day of each month, and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Rate:	1.99%

Fixed Rate Day Count Fraction:	Actual/360

Business Days:	New York and London

Floating Amounts:

Floating Rate Payer:	PNC

Floating Rate Calculation Periods:	The initial Calculation Period will be from and including the Effective Date to but excluding July 24, 2019. Thereafter, from and including the twenty fourth (24th) day of each month to but excluding the twenty fourth (24th) day of the following month. With the final Calculation Period being from and including May 24, 2021, to but excluding the Termination Date. Each calculation period subject to adjustment in accordance with the Modified Following Business Day Convention.

PNC Bank, National Association : 1030450478MX_194456

TRG CUSTOMER SOLUTIONS, INC. d/b/a IBEX GLOBAL SOLUTIONS June 7, 2019

Floating Rate Payer
Payment Dates:	The initial payment will commence on July 24, 2019, and thereafter on the twenty fourth (24th) day of each month, and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate for Initial Calculation Period:	TBD

Reset Dates:	The first day of each Floating Rate Calculation Period, with Period End Dates subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate Option:	USD-LIBOR-BBA-Bloomberg; provided, however, that the reference to “London Banking Days” that appears in the 4th line of the definition of “USD-LIBOR-BBA-Bloomberg” is replaced with “New York and London Banking Days” (which for purposes of the Transaction means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in New York, New York and London, England). Where in no event shall USD-LIBOR-BBA-Bloomberg be below 0.0%.

Designated Maturity:	One (1) Month

Spread:	Inapplicable

Floating Rate Day Count Fraction:	Actual/360

Business Days:	New York and London

Compounding:	Inapplicable

General Terms:

Calculation Agent:	As set forth by the ISDA Master Agreement.

Jury Waiver:	EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE ISDA MASTER AGREEMENT, ANY CREDIT SUPPORT DOCUMENT, THIS CONFIRMATION OR THE TRANSACTION EVIDENCED HEREBY.

Governing Law:	The Transaction shall be governed by and construed in accordance with the laws of the State of New York, without reference to the choice of law doctrine.

Execution in Counterparts:	This Confirmation may be executed in counterparts, each of which shall be an original and both of which when taken together shall constitute the same agreement. Transmission by facsimile, e-mail or other form of electronic transmission of an executed counterpart of this Confirmation shall be deemed to constitute due and sufficient delivery of such counterpart.

PNC Bank, National Association : 1030450478MX_194456

TRG CUSTOMER SOLUTIONS, INC. d/b/a IBEX GLOBAL SOLUTIONS

June 7, 2019

Electronic Records and
Signatures:	It is agreed by the parties that the use of electronic signatures and the keeping of records in electronic form be granted the same legal effect, validity and enforceability as a signature affixed by hand or the use of a paper-based record keeping system (as the case may be) to the extent and as provided for in any applicable law.

Periodic Interest Rate Swap Payment Method
Pay by Automatic Debit or Credit

I hereby Authorize PNC Bank to deposit or withdraw any amounts owed to me or by me by initiating credit or debit entries to my account at the Financial Institution indicated below. Further, I authorize my Financial Institution to accept and to credit or debit any entries initiated by PNC Bank to my account. In the event that PNC Bank deposits funds erroneously into my account, I authorize PNC Bank to debit my account for an amount not to exceed the original amount of the credit.

Bank Name:	PNC Bank NA
ABA:
Account #:
Checking or Savings:	Checking

This authorization is to remain in full force and effect until PNC Bank and/or my Financial Institution has received written notice from me of its termination in such time and in such manner as to afford PNC Bank and/or my Financial Institution a reasonable opportunity to act on it.

PNC Contact Information and Counterparty Contact Information for securing Web Portal Access:

Payments:	derivatives.payments@pnc.com	412-237-0529
Audit Confirmation Requests:	brokerconf@pnc.com	412-237-0544
Web Portal Access and Customer Onboarding:	cam.derivatives@pnc.com	412-237-0537

PNC will provide access to a secure website for the individuals listed below. Access to the site will include the ability to view the Interest Payment Advice, as well as two documents required by Dodd Frank as follows: i) Mid-market Mark Report; and ii) Portfolio Reconciliation Report. Unless you notify PNC in writing that you do not agree to receive these Dodd Frank required documents through the website, you agree that the posting of them on the Website is an acceptable and reliable manner of disclosure to you. Logon credentials will be provided after confirmation has been executed and returned to PNC. Please provide additional names as required.

First Name	Last Name	Email address	Telephone
Karl	Gabel	Karl.Gabel@ibexglobal.com

Please confirm that the foregoing correctly sets forth the terms of our agreement concerning the transaction by signing this Confirmation where indicated below and returning a signed copy to Jeffrey Marraccini either by email (derivatives.operations@pnc.com), or by fax (1-855-568-4533) or by overnight delivery (c/o PNC Investment Operations 249 Fifth Avenue, P1-POPP-11-A, Pittsburgh, PA 15222, Attn: Jeffrey Marraccini). By signing below, COUNTERPARTY acknowledges that it has consented to receive this Confirmation via electronic mail.

PNC Bank, National Association : 1030450478MX_194456

TRG CUSTOMER SOLUTIONS, INC. d/b/a IBEX GLOBAL SOLUTIONS
June 7, 2019

Please retain a signed copy of this Confirmation for your records. Should you have any questions, please call Jeffrey Marraccini at 412-442-3984.

Yours Sincerely,	Accepted and agreed as of the date first above written:

PNC BANK, NATIONAL ASSOCIATION	TRG CUSTOMER SOLUTIONS, INC. d/b/a IBEX GLOBAL SOLUTIONS

/s/ Derek Millan	By:	/s/Robert Dechant
Derek Millan, AVP	Name:	Robert Dechant
Pnc Bank, National Association	Title:	Chief Executive Officer

PNC Bank, National Association : 1030450478MX_194456